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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholder of Reliant Energy Mid-Atlantic Power Holdings, LLC
  Houston, Texas


     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-51464 of Reliant Energy Mid-Atlantic Power Holdings, LLC on Form S-4 of our report dated July 12, 2000 (except for Note 8(c) which is dated August 24, 2000) on the combined financial statements of Reliant Energy Mid-Atlantic Power Holdings, LLC and related companies as of December 31, 1999 and for the period from November 24, 1999 to December 31, 1999 and our report dated July 12, 2000 (except for Note 7(c) which is dated August 24, 2000) on the consolidated financial statements of Reliant Energy New Jersey Holdings, LLC and subsidiaries as of December 31, 1999 and for the period from November 24, 1999 to December 31, 1999, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Houston, Texas

February 6, 2001